UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 20, 2009

Health Net, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(818) 676-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2009, Health Net, Inc. (the "Company") and Health Net of the Northeast, Inc. ("Seller") entered into a Stock Purchase Agreement with Oxford Health Plans, LLC ("Buyer") and, solely for the purposes of guaranteeing Buyer’s obligations thereunder, UnitedHealth Group Incorporated (together with its subsidiaries and affiliates, "United"). Pursuant to the Stock Purchase Agreement, subject to certain terms and conditions, Seller will sell to Buyer all of the outstanding shares of capital stock of its HMO and insurance subsidiaries that conduct the Company’s Northeast business (the "Acquired Companies").

At the closing of the transaction, Seller will receive up to $350 million, consisting of (i) a $60 million fixed payment, representing the minimum payment for the commercial membership and Medicare and Medicaid businesses of the Acquired Companies and (ii) up to an additional $290 million, representing a portion of the adjusted tangible net equity of the Acquired Companies at closing. The $290 million will be reduced by any amount by which the adjusted tangible net equity of the Acquired Companies at closing is less than $450 million. Under the Stock Purchase Agreement, Seller will receive one-half of the remaining amount of closing adjusted tangible net equity on the first anniversary of closing, and the other half on the second anniversary of closing, subject to certain adjustments.

Under the Stock Purchase Agreement, after closing, Seller also will receive:

· $350 per commercial member renewed on any commercial, fully-insured United plan and $50 per commercial member renewed on any United administrative services only plan;

· 6.75% of the revenues relating to the Northeast Medicare business (excluding stand-alone Medicare Part D) for the year ended December 31, 2010, 2011 or 2012, or 6.75% of the increase in United’s Medicare revenues for the year ended December 31, 2012 over the prior year as a result of the acquired business, depending on when the closing occurs and other conditions; and

· 7.00% of the Company’s New Jersey Medicaid revenues for the twelve-month period ending on the closing date or the date such contract is first renewed after closing (which payment is contingent on the receipt of necessary approvals for the transfer of the business to Buyer, and Buyer’s agreement to assume certain financial obligations of the business).

The commercial business renewal payments, Medicare payments and Medicaid payments described above will be made to Seller only to the extent that the total of such payments exceeds the $60 million minimum payment received at closing. Assuming 50% of the commercial members of the acquired business as of the date hereof renewed with United, the commercial business renewal payments would be approximately $55 million.

Under the Stock Purchase Agreement, if the closing occurs before May 1, 2010, Buyer and Seller will share 50% of the profits or losses associated with the Acquired Companies’ Medicare business for the year ended December 31, 2010, up to a maximum of $20 million of profit or loss (pro-rated if the closing occurs mid-year). Buyer will assume any profits or losses above or below the $20 million. For purposes of calculating Medicare profits or losses, Seller is bound to a fixed administrative overhead cost amount, a portion of which must be applied to 2011 product development and marketing and sales. If the closing occurs on or after May 1, 2010, Buyer will have the option to assume all of the profits or losses of the Medicare business for the year ended December 31, 2011 or sharing in a portion thereof (not to be less than 20%), and Buyer and Seller would share the profits or losses associated with the 2010 Medicare business, as described above.

The closing is subject to customary closing conditions, including, among others:

· the approval of the transaction by the New York State Insurance Department, New York State Department of Health, New Jersey Department of Banking and Insurance, Connecticut Insurance Department and Rhode Island Department of Health;

· to the extent required or deemed advisable by Buyer, the receipt of antitrust approvals, or the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and

· to the extent required, approval by the New Jersey Department of Human Services Division of Medical Assistance and Health Services and the Centers for Medicare and Medicaid Services.

The Company has also agreed to indemnify Buyer against pre-closing and excluded liabilities.

At closing, Seller will enter into an Administrative Services Agreement with each of the Acquired Companies, pursuant to which Seller will service and manage their business after closing until the last member has non-renewed or transitioned to United. During the two years after closing, Buyer will be required to pay Seller an amount equal to the profits generated by the Acquired Companies, and Seller will be required to pay Buyer an amount equal to the losses generated by the Acquired Companies (in each case, subject to various adjustments).

In addition, at the closing the Company’s subsidiary, Health Net Life Insurance Company, will enter into a Business Transition Agreement with certain affiliates of United, which will govern the enrollment of Health Net Life Insurance Company’s Northeast commercial members onto United policies. The Company also will enter into a Non-Competition Agreement with Buyer at closing, pursuant to which it will agree not to compete with the acquired business in the States of New York, New Jersey, Connecticut and Rhode Island for a period of five years, and certain other restrictive covenants.

The foregoing summaries of the Stock Purchase Agreement and related transaction documents do not purport to be complete and are subject to the full text of the Stock Purchase Agreement.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Company expects to hold a conference call today, during which Jay Gellert, the Company’s President and Chief Executive Officer, will discuss the transaction and certain other matters. In addition to the information set forth in this report and the attached press release, the Company expects that Mr. Gellert will comment on the status of the Company’s recent announcement that it was not awarded the third generation TRICARE program contract for the North Region. Because the Company’s current TRICARE program will continue through March 31, 2010, the non-award of the contract will have no impact on the Company’s earnings for 2009. In addition, although the Company has not issued earnings guidance for 2010, the Company estimates that the non-award of the contract will have a negative impact on earnings it otherwise would have made in 2010 of $0.30 per diluted share based on expected diluted weighted average shares of 104 to 105 million shares. The amount of the reduction in earnings is impacted by the fact that, if it had been awarded the contract, the Company believes that it would have provided the Company with a lower profit margin than that of its existing TRICARE program contract.

The information in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

CAUTIONARY STATEMENT: Certain statements made in this report contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, that involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," "may," "should," "could," "estimate," "intend" and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, rising health care costs, a continued decline in the economy, negative prior period claims reserve developments, investment portfolio impairment charges, volatility in the financial markets, trends in medical care ratios, unexpected utilization patterns or unexpectedly severe or widespread illnesses, membership declines, rate cuts affecting our Medicare or Medicaid business, litigation costs, regulatory issues, operational issues, health care reform and general business and market conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the "Risk Factors" section included within the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and the risks discussed in the Company’s other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise any of its forward-looking statements to reflect events or circumstances that arise after the date of this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated July 20, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

July 20, 2009	By:	/s/ Linda V. Tiano

Name: Linda V. Tiano
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 20, 2009.